UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report — December 23, 2014 (Date of earliest event reported: December 22, 2014)

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ASSURED GUARANTY LTD.
(Exact name of registrant as specified in its charter)

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Bermuda	001-32141	98-0429991
(State or other jurisdiction)	(State or other jurisdiction)	(I.R.S. Employer of Incorporation Identification No.)
Assured Guaranty Ltd. 20 Woodbourne Avenue Hamilton HM 08 Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-5700

Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 22, 2014, Assured Guaranty Corp. (“AGC”), an indirect wholly owned subsidiary of Assured Guaranty Ltd. (“Assured Guaranty”) entered into a stock purchase agreement (the “Agreement”) with Radian Guaranty Inc. (the “Seller”), a subsidiary of Radian Group Inc., pursuant to which AGC will acquire (the “Acquisition”) all of the outstanding capital stock of Radian Asset Assurance Inc. (“Radian Asset”), an insurance company organized under the laws of the State of New York. Immediately following the Acquisition, Radian Asset will merge with and into AGC, with AGC as the surviving company.

Under the terms of the Agreement, AGC has agreed to pay an aggregate of $810 million in cash upon closing of the Acquisition. AGC will fund the Acquisition with available cash.

The Acquisition and the merger are subject to customary closing conditions, including regulatory consents, and are expected to be completed during the first half of 2015.

The Agreement contains customary representations and warranties. The representations and warranties contained in the Agreement will generally survive for eighteen month from the date of closing. Pursuant to the Agreement, following the consummation of the Acquisition, AGC is entitled to indemnification for, among other things, breaches of representations and warranties, subject to a deductible and a cap.

The Agreement also contains customary covenants and agreements, including, among other things, with respect to the operation of the business of Radian Asset between the signing of the Agreement and the closing of the Acquisition.

Generally, either AGC or the Seller may terminate the Agreement if the closing does not occur by September 22, 2015. The foregoing summary of the Agreement and the Acquisition does not purport to be a complete description and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which will be filed as an exhibit to Assured Guaranty’s Annual Report on Form 10-K for the year ended December 31, 2014.

Item 7.01.    Regulation FD Disclosure.

On December 23, 2014, Assured Guaranty issued a press release announcing the execution of the Agreement referred to in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits.

99.1    Press release dated December 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURED GUARANTY LTD.

By: /s/ James M. Michener
Name: James M. Michener
Title: General Counsel

Date: December 23, 2014